GC COMPANIES, INC.
EXHIBIT 10.14

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                             MASTER LEASE AGREEMENT

                                   Dated as of

                                November 21, 1996

                                     Between

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS,

                                                                          Lessor

                                       and

                          GENERAL CINEMA THEATRES, INC.

                                                                          Lessee

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
GC COMPANIES, INC.
EXHIBIT 10.14

                             MASTER LEASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                   Page

I.       LEASING.....................................................................................1

II.      TERM, RENT AND PAYMENT......................................................................4

III.     TAXES.......................................................................................4

IV.      REPORTS.....................................................................................4

V.       DELIVERY, USE AND OPERATION.................................................................5

VI.      SERVICE.....................................................................................6

VII.     STIPULATED LOSS VALUE.......................................................................7

VIII.    LOSS OR DAMAGE..............................................................................8

IX.      INSURANCE...................................................................................8

X.       RETURN OF EQUIPMENT AND LEASEHOLD IMPROVEMENTS..............................................9

XI:      FINANCIAL COVENANTS........................................................................10

XII.     DEFAULT....................................................................................10

XIII.    ASSIGNMENT.................................................................................11

XIV.     NET LEASE; NO SET-OFF, ETC.................................................................12

XV.      INDEMNIFICATION............................................................................12

XVI.     DISCLAIMER.................................................................................13

XVII.    REPRESENTATIONS AND WARRANTIES OF LESSEE...................................................14

XVIII.   OWNERSHIP FOR TAX PURPOSES; GRANT OF SECURITY INTEREST; USURY SAVINGS......................15

XIX      END OF LEASE OPTIONS.......................................................................16

         (a)      Renewal...........................................................................16
         (b)      Return............................................................................16
         (c)      Purchase..........................................................................17
         (d)      Extension.........................................................................17
         (e)      Notice of Election................................................................18

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GC COMPANIES, INC.
EXHIBIT 10.14

XX.      MISCELLANEOUS...........................................................................................18

XXI:     CHOICE OF LAW; JURISDICTION.............................................................................20

XXII:    CHATTEL PAPER...........................................................................................20

XXIII:   EARLY TERMINATION.......................................................................................20

EXHIBIT NO. 1 -  EQUIPMENT SCHEDULE
         ANNEX A - DESCRIPTION OF EQUIPMENT
         ANNEX B - BILL OF SALE FORMS
         ANNEX C - CERTIFICATE OF ACCEPTANCE
         ANNEX D - STIPULATED LOSS VALUE TABLE
         ANNEX E - AMORTIZATION SCHEDULE
         ANNEX F - RETURN PROVISIONS

EXHIBIT NO. 2 - ESTOPPEL/WAIVER AGREEMENT

EXHIBIT NO. 3 - COLLATERAL ASSIGNMENT OF GROUND LEASE

EXHIBIT NO. 4 - LANDLORD'S WAIVER & CONSENT FORM

EXHIBIT NO. 5 - LEASE OPTION AGREEMENT

EXHIBIT NO. 6 - FINANCIAL COVENANTS PRIOR TO RELEASE OF GUARANTOR

EXHIBIT NO. 7.  FINANCIAL COVENANTS AFTER RELEASE OF GUARANTOR

EXHIBIT NO. 8 - FORM OF MASTER SUBLEASE

GC COMPANIES, INC.
EXHIBIT 10.14

                             MASTER LEASE AGREEMENT

         THIS MASTER LEASE AGREEMENT, dated as of November 21, 1996 ("AGREEMENT"), between GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS, with an office at 4 Northpark Drive, Suite 500, Hunt Valley, Maryland 21030 (hereinafter called, together with its successors and assigns, if any, "LESSOR"), and GENERAL CINEMA THEATRES, INC., a Massachusetts corporation with its mailing address and chief place of business at 1280 Boylston Street, Chestnut Hill, Massachusetts 02167 (hereinafter called "LESSEE").

                                   WITNESSETH:

I.       LEASING:

         (a) This Agreement shall be effective from and after the date of execution hereof. Subject to the terms and conditions set forth below, Lessor will (i) acquire and/or construct and lease to Lessee certain leasehold improvements (collectively, the "LEASEHOLD IMPROVEMENTS") located on real property owned by Lessee or one or more wholly-owned subsidiary (each a "Subsidiary") or leased by the Lessee or a Subsidiary pursuant to ground leases (collectively, the "GROUND LEASES") and (ii) acquire and lease to the Lessee certain items of equipment (the "EQUIPMENT") pursuant to schedules (each a "SCHEDULE") incorporating the terms of this Agreement, in substantially the form attached hereto as Exhibit 1. The Leasehold Improvements shall be constructed only at those locations at which the Equipment will be installed and operated by Lessee or its Subsidiary as a "General Cinema Theater". The Equipment and the Leasehold Improvements are sometimes hereinafter called collectively the "Lease Assets." The Lessor shall acquire and lease to the Lessee only such Lease Assets as are, or shall from time to time be, described in Annex A to any Schedule hereto. Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.

         (b) Lessor and Lessee have previously entered into that certain Agency Agreement dated as of November 15, 1996 (the "AGENCY AGREEMENT") pursuant to which Lessor appointed Lessee as its agent to acquire and pay for on behalf of Lessor, Lease Assets in accordance with the terms and conditions of the Agency Agreement.

         (c) The obligation of Lessor to lease Leasehold Improvements and Equipment to Lessee under any Schedule shall be subject to receipt by Lessor, prior to the Lease Commencement Date, of each of the following documents in form and substance satisfactory to Lessor:

         (i) a Schedule relating to the Lease Assets then to be leased thereunder,

         (ii) evidence of insurance which complies with the requirements of
Section IX,

         (iii) a Bill of Sale executed by Lessee or other vendor with respect to the Equipment, in favor of Lessor, in the form of Annex B-1 or B-2, as applicable, to the applicable Schedule,

         (iv) an Estoppel/Waiver Agreement (each an "ESTOPPEL/WAIVER AGREEMENT") in substantially the

GC COMPANIES, INC.
EXHIBIT 10.14

form of Exhibit 2 attached hereto from the landlord and/or mortgagee (if any) with respect to those locations at which Lease Assets are located which are not subject to Ground Leases, or an opinion of counsel (satisfactory to Lessor),

         (v) a certificate of an authorized officer of Lessee stating that such officer has reviewed the activities of Lessee and that, to the best of such officer's knowledge and without personal liability, Lessee is not in default under this Agreement, and there exists no Default (as hereinafter defined) or event which, with the giving of notice or the lapse of time (or both), would become such a Default,

         (vi) such Uniform Commercial Code Financing Statements, or Statements of Termination, Release or Partial Release with respect to the Equipment as Lessor reasonably may require,

         (vii) evidence of Lessee's title or leasehold interest in any real estate ("Real Estate") upon which Leasehold Improvements have been constructed, which shall be (1) for any owned land, a copy of an owner's title insurance policy, (together with, if required by Lessor, a mortgagee's policy covering the Lessor's interest in such land, which policy shall be in form and substance satisfactory to the Lessor in all respects), or (2) for leased land, a copy of the applicable Ground Lease, which Ground Lease shall expressly (a) permit a collateral assignment to, and re-assignment by, the Lessor, (b) provide for an initial lease term of not less than 20 years, and (c) otherwise be in form and content satisfactory to the Lessor in all material respects,

         (viii) a title insurance policy (which shall be an ALTA policy in all states in which such policies are available) issued by a title insurance company acceptable to the Lessor, which policy shall (a) insure that the Lessee has an ownership or leasehold interest in the Real Estate free and clear of all liens and encumbrances, (b) be accompanied by copies of all documents relating to any proposed exceptions, (d) contain no exceptions objectionable to the Lessor, (e) if required by Lessor, insure the Lessor's lien upon Lessee's fee or leasehold estate, and (f) otherwise be in form and substance satisfactory to the Lessor in its discretion,

         (x) a certificate from Lessee or Lessee's architect or engineer of zoning compliance, copies of a use and occupancy permit or temporary use and occupancy permit, along with evidence that Lessee is diligently correcting and conditions which would delay or hinder the process of obtaining a permanent use and occupancy permit and all other necessary permits or governmental approvals, and evidence reasonably satisfactory to Lessor of completion of the construction of the Leasehold Improvements and the installation of the Equipment on the Real Estate such that the Real Estate is suitable for operation by Lessee as a General Cinemas Theater,

         (xi) evidence that the Leasehold Improvements, as constructed, comply in all material respects with the requirements of any applicable Ground Lease,

         (xii) a Phase I environmental audit (and such further environmental audits or evidence of the absence of hazardous wastes as the Lessor shall deem necessary), which audits must be satisfactory in the Lessor's sole discretion as to form and substance),

         (xiii) if required by Lessor, an appraisal of any Leasehold Improvements, satisfactory to the Lessor in all material respects, reflecting, among other things, that the schedule of payments to be made in connection with the Lessee's leasehold improvements is not be more than the then current

GC COMPANIES, INC.
EXHIBIT 10.14

fair market value of such leasehold improvements (as determined to the reasonable satisfaction of Lessor),

         (xiv) if required by the Lessor, a current survey certified to the Lessor and the title company, prepared by a registered land surveyor or engineer reasonably satisfactory to the Lessor, and showing (a) the location on the Real Estate of all Leasehold Improvements and established building setback lines, (b) the boundary lines of such Real Estate, (c) all access and other easements appurtenant to such Real Estate or necessary for the use of the Leasehold Improvements, (d) all roadways, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the Real Estate, whether recorded or apparent from a physical inspection of the Real Estate, (e) any encroachments on any adjoining property by the Leasehold Improvements, (f) a metes and bounds legal description of the Real Estate, and (g) such other items as may be reasonably required by the Lender. Such survey shall be certified to the Lessor and the Title Company, shall not reflect any matters which would have a material adverse effect on the operation of a theater upon the Real Estate, and shall otherwise be in form and substance satisfactory to the Lessor in all material respects,

         (xv) in the case of Real Estate owned by Lessee in fee, a license or real estate lease in form satisfactory to Lessee and Lessor making such Real Estate available to Lessor for a term substantially coterminous with the term of any applicable Schedule (including any renewals), and a Mortgage or Deed of Trust (each a "Mortgage") in form satisfactory to Lessor and Lessee, and in the case of Real Estate held under a Ground Lease, a collateral assignment of the applicable Ground Lease (each a "COLLATERAL ASSIGNMENT OF LEASE"), substantially in the form of Exhibit 3 attached hereto.

         (xvi) a Landlord's Waiver and Consent to Assignment of Lease, in substantially the form of Exhibit 4 attached hereto, duly executed by the landlord of any Real Estate held under a Ground Lease, or evidence satisfactory to Lessor in all respects that the Ground Lease expressly permits the collateral assignment of the Ground Lease to Lessor, gives the Lessor appropriate notice and cure rights, and permits the assignment of the Ground Lease by the Lessor without further consent from or notice to the landlord.,

         (xvii) Such additional waivers and acknowledgments from the Landlord of any Real Estate held under a Ground Lease as the Lessor shall reasonably request,

         (xviii) Evidence that all real estate taxes on the Leasehold Improvements which are then due and payable have been paid,

         (xix) Lien waivers signed by the general contractor and all major subcontractors and suppliers for all work done and materials furnished in connection with the construction of the Leasehold Improvements and the installation of the Equipment therein (each a "Supplier"),

         (xx) a copy of the plans and specifications pursuant to which the Leasehold Improvements were constructed, and a certification by the Lessee's architect that, in his professional judgment, the Leasehold Improvements were completed substantially in conformity with such plans and specifications, and in accordance with the Americans with Disabilities Act, and all applicable building codes and regulations,

GC COMPANIES, INC.
EXHIBIT 10.14


         (xxi) a mortgagee's consent and waiver from any mortgagee of the Real Estate upon which the Leasehold Improvements are constructed, unless such mortgagee has executed and delivered a Subordination and Non-Disturbance Agreement in form and substance satisfactory to the Lessor in all respects.,

         (xxii) an opinion of counsel for Lessee and GC Companies, Inc. (the "GUARANTOR") in form and substance satisfactory to Lessor,

         (xxiii) Lessee's and Guarantor's Board of Director resolutions certified by the Secretary of Lessee or Guarantors as applicable,

         (xxiv) an Affidavit of ownership with respect to the applicable Equipment,

         (xxv) a certification from the Lessee's engineer that the Leasehold Improvements, as constructed, comply with all applicable zoning and land use laws;

         (xxvi) with respect to any property owned in fee, a Lease Option Agreement substantially in the form of Exhibit 5 attached hereto;

         (xxvii) if the Lease Assets are described on the applicable Schedule are to be subleased to a Subsidiary pursuant to Section XIII, hereof, the chattel paper original of the Sublease (as hereinafter defined) and of the applicable Sublease Schedule, together with an opinion of counsel for such Subsidiary, a certified resolution with respect to such Subsidiary, evidence of insurance on behalf of such Subsidiary which complies with the provisions hereof (provided that the foregoing, other than the original Sublease Schedule, need only be delivered on the date the applicable Sublease is executed), an Affidavit of Ownership with respect to the Lease Assets, and Uniform Commercial Code Financing Statements, all as reasonably required by Lessor; and

         (xxviii) such other documents as Lessor reasonably may request.

          Simultaneously with the execution of the first Bill of Sale, and thereafter, Lease schedules shall be funded not more than once during each of Lessee's fiscal quarters and shall be in minimum amounts of not less than $4,000,000; provided, however, that in the event that Lessee receives funding for Lease Assets located at a particular location, invoices and paperwork (as described in Section I (c) hereof) must be provided, and the funding for the remaining Lease Assets at such location (each a "SECONDARY FUNDING") must be made within ninety (90) days after such funding. At the time of each funding, Lessee shall execute a Certificate of Acceptance, in the form of Annex C to the applicable Schedule, covering all of the Equipment and/or Leasehold Improvements described in the Bill of Sale or delivered to Lessee, during the preceding quarter, as applicable. Upon execution by Lessee of any Certificate of Acceptance, the Equipment and Leasehold Improvements described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

II.      TERM, RENT AND PAYMENT:

         (a) The rent payable under any Schedule (the "RENT") shall be set forth in such Schedule in accordance with the Commitment Letter of Lessor and Lessee dated October 22, 1996 (the

GC COMPANIES, INC.

EXHIBIT 10.14

"Commitment Letter"), and Lessee's obligation to pay Rent and and Lessee's right to use the Equipment and Leasehold Improvements shall commence on the date of execution by Lessee of the Certificate of Acceptance for such Equipment and Leasehold Improvements ("LEASE COMMENCEMENT DATE"). The Term of each leasing transaction pursuant to this Agreement (the "TERM") shall be the period specified in the applicable Schedule. For Equipment, the basic term shall be four (4) years, and for Leasehold Improvements the basic term shall be six (6) years; provided, however, that schedules for Equipment and Leasehold Improvements under any Secondary Funding shall have the same term as schedules for Equipment or Leasehold Improvements (as applicable) under the prior funding for such location. If any Term is extended, the word "Term" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as may be otherwise specifically provided in writing.

         (b) Rent shall be paid to Lessor by wire transfer of immediately available funds to: Bankers Trust New York, New York, New York 10006, Account No. 50-202-962, ABA No. 021-001-033, or to such other account as Lessor may direct in writing; and shall be effective upon receipt. Payments of Rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. In no event shall any Rent payments be refunded to Lessee, subject to adjustment for inadvertent overpayment. If Rent is not paid within ten days of its due date, Lessee agrees to pay a late charge of Five Cents ($0.05) per dollar on, and in addition to, the amount of such Rent but not exceeding the lawful maximum, if any.

III.     TAXES:

         Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment or Leasehold Improvements (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor or Lessee by any foreign, Federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, real property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "TAXES"). Lessee shall (i) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, (iii) on all reports or returns show the ownership of the Equipment or Leasehold Improvements by Lessee, and
(iv) send a copy thereof to Lessor.

IV.      REPORTS:

         (a) Lessee will notify Lessor in writing, within ten (10) days after receiving notice that any tax or other lien has attached to any Equipment or Leasehold Improvements, of the full particulars thereof and, if applicable, of the location of such Equipment on the date of such notification.

         (b) Lessee will deliver to Lessor, within ninety (90) days of the close of each fiscal year of

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GC COMPANIES, INC.
EXHIBIT 10.14

Guarantor, Guarantor's balance sheet, profit and loss statement, and statement of income and cash flows, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, certified by a recognized firm of certified public accountants, together with Guarantor's Form 10K filed with the Securities and Exchange Commission ("SEC"). Lessee will deliver to Lessor quarterly, within ninety (90) days of the close of each fiscal quarter of Guarantor, in reasonable detail, copies of Guarantor's quarterly financial report certified by the chief financial officer of Guarantor, together with Guarantor's Form 10Q filed with the SEC. The annual and quarterly financial statements of Guarantor shall be accompanied by consolidating financial statements as to the Guarantor and Lessee. In the event that Lessee achieves the benchmarks set forth in the Commitment Letter and the Guarantor is released from liability on its guaranty, Lessee shall thereafter furnish Lessor, within the time limits and meeting the requirements set forth above, annual audited financial statements and quarterly financial statements certified by Lessee's chief financial officer.

         (c) Lessee will permit Lessor to inspect any Equipment during normal business hours upon reasonable notice.

         (d) Subject to Lessee's rights under Section V(f), Lessee will keep the Equipment at the equipment location (specified in the applicable Schedule) within the Continental United States, provided that Lessee shall promptly (and not later than 60 days) notify Lessor of any relocation of Equipment. Upon the written request of Lessor, Lessee will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification.

         (e) Lessee will promptly and fully report to Lessor in writing if any Equipment or Leasehold Improvement is lost or damaged (where the estimated repair costs would exceed $50,000 ) or is otherwise involved in an accident causing personal injury or property damage where the estimated damages are more than $50,000.

         (f) Within thirty (30) days after any request by Lessor, Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no Default or event which, with the giving of notice or the lapse of time (or both), would become such a Default.

         (g) Lessee shall promptly (a) notify Lessor of any default under any Ground Lease, and (b) give Lessor copies of any notices received by Lessee from the landlord under any Ground Lease.

V.       DELIVERY, USE AND OPERATION:

         (a) All Equipment shall be shipped directly from the Supplier to Lessee.

         (b) All Leasehold Improvements shall be constructed pursuant to the Agency Agreement dated November 15, 1996 between the Lessor and the Lessee (as amended from time to time, the "Agency Agreement").

         (c) Lessee agrees that the Lease Assets, will be used by Lessee solely in the conduct of its business and in a manner complying in all material respects with all applicable Federal, state, and local laws and regulations, and any applicable insurance policies, and Lessee shall not discontinue use and operation of the Equipment and the Leasehold Improvements, subject to Lessee's early

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GC COMPANIES, INC.
EXHIBIT 10.14


termination rights set forth below.

         (c) Lessee will keep the Lease Assets free and clear of all liens and encumbrances other than (1) those which result from acts of Lessor or otherwise approved by Lessor, and (2) those arising from the rights and interest of Lessee in any Sublease which has been assigned to Lessor..

         (d) Lessee shall comply with each and every covenant, term and condition of each Ground Lease, subject to applicable notice and cure periods, if any.

         (e) Lease Assets shall be used or kept only in locations ("Lease Assets Locations") in the United States, Canada, or such other countries as shall be approved by Lessor on a case-by-case basis.

         (f) Provided that no Default (as hereinafter defined) shall then have occurred and be continuing, at Lessee's expense, upon thirty days' prior written notice to Lessor, Lessee may elect to replace a unit of Equipment (a "SUBSTITUTED ITEM") with a new unit of Equipment (a "REPLACEMENT ITEM"); provided, however, that no such written notice shall be necessary prior to the temporary replacement of a unit of Equipment, so long as (a) the temporary replacement of such unit of Equipment is necessary for the operation of a theater, (b) the total value of all units so replaced during any quarter does not exceed $100,000, and (c) within thirty days after the temporary replacement of a unit of Equipment, Lessee shall either resume use of the original unit of Equipment, or replace the original unit of Equipment with a Replacement Item meeting all of the requirements for Replacement Items set forth herein . Each Replacement Item shall be free and clear of all liens and encumbrances other than those approved by Lessor in writing and shall have at least the value, utility and remaining useful life and be in as good an operating condition as the Substituted Item, assuming that the Substituted Item had been maintained in accordance with the provisions of this Agreement. Replacements pursuant hereto shall be limited to not more than $100,000 during any quarter, and at the end of each such quarter, Lessee shall execute and deliver to Lessor a Bill of Sale and an amended Annex A to the applicable Equipment Schedule with respect to each Replacement Item acquired during such quarter, together with such documents and instruments as reasonably may be required by Lessor in connection with such replacement, including (without limitation) Uniform Commercial Code financing statements to be filed at Lessee's expense. Upon compliance by Lessee with the provisions hereof, Lessor will transfer to Lessee, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever, all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and any other matters (except that Lessor shall warrant that it conveyed whatever interest it received in such Equipment free and clear of any lien or encumbrance created by or through Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code statements of termination as reasonably may be required in order to terminate any interest of Lessor in and to such Equipment.

         (g) In addition to, and apart from, any rights and obligations Lessee may have under Subsection (f) above, if Lessee desires to close a theater at a particular Lease Assets Location, then Lessee may, with the prior written consent of Lessor, which consent shall not be unreasonably withheld, elect to substitute for all of the Lease Assets at such Lease Assets Location (including Leasehold Improvements and all Equipment at such location), Leasehold Improvements and Equipment to be used at a new Lease Assets Location, which Leasehold Improvements and

GC COMPANIES, INC.
EXHIBIT 10.14


Equipment must have a value (as determined to the reasonable satisfaction of Lessor) equal to or greater than the replaced Lease Assets, provided that the acquisition of such substituted Leasehold Improvements satisfies the conditions for acquisition of the original Leasehold Improvements so replaced, the replacement of the Equipment located at such Lease Assets Location shall otherwise meet the requirements of subsection (f) above, and Lessee shall be responsible for all costs and expenses incurred by Lessor in connection with such substitution. In connection with any such substitution, Lessee shall execute and deliver, or shall cause to be executed and delivered, to Lessor a copy of the applicable deed or Ground Lease, Collateral Assignment of Lease, Landlord's Waiver, Estoppel/Waiver Agreement (all as applicable), and an amended Annex A to the applicable Schedules with respect to all of the replaced Lease Assets, together with such documents and instruments as reasonably may be required by Lessor in connection with such replacement, including (without limitation) title insurance policies, environmental audits, surveys, Uniform Commercial Code financing statements and mortgage documents, if applicable, to be filed at Lessee's expense, all of such documents and instruments to be in form and substance reasonably satisfactory to Lessor. Upon compliance by Lessee with the provisions hereof, Lessor will transfer to Lessee, on an AS IS BASIS (as hereinafter defined), without recourse or warranty, express or implied, of any kind whatsoever, all of Lessor's interest in and to the replaced Leasehold Improvements. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the replaced Leasehold Improvements and any other matters (except that Lessor shall warrant that it conveyed whatever interest it received in such replaced Leasehold improvements free and clear of any lien or encumbrance created by or through Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code statements of termination, releases of Collateral Assignments of Leases, releases of Mortgages, and other documents and instruments, as reasonably may be required in order to terminate any interest of Lessor in and such replaced Leasehold Improvements.

VI.      SERVICE:

         (a) Lessee will, at its sole expense, maintain all Leasehold Improvements in good operating condition, order, repair and appearance and shall maintain each unit of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted. Lessee shall, if at any time reasonably requested by Lessor, affix in a prominent position on each unit of Equipment and Leasehold Improvement such signs, plates, tags or other identifying labels showing the interest therein of Lessor.

         (b) Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Equipment or in any Leasehold Improvements if such addition will impair the value, originally intended function or use of such Equipment or Leasehold Improvements. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Equipment or Leasehold Improvements which are not readily removable shall be made only in compliance with applicable law, shall be free and clear of all liens, encumbrances or rights of others, and shall become the property of Lessor. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any Equipment to or in any personal or real property other than the Leasehold Improvements.

GC COMPANIES, INC.
EXHIBIT 10.14

         (c) Any alterations or modifications to the Equipment or Leasehold Improvements that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessee.

VII.     STIPULATED LOSS VALUE:

         Lessee shall promptly and fully notify Lessor in writing if any Leasehold Improvement or unit of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "CASUALTY OCCURRENCES").

         (a) With respect to any Unit of Equipment which is so lost, damaged or destroyed (so long as the Leasehold Improvements upon which such Equipment is installed have not also been damaged or destroyed), on the Rental Payment Date next succeeding a Casualty Occurrence (the "PAYMENT DATE"), Lessee shall either (as selected by Lessee):

                  (i) replace the unit of Equipment having suffered the Casualty Occurrence in accordance with the provisions of Section V(f) hereof; or

                  (ii) pay Lessor the sum of (x) the Stipulated Loss Value of such unit calculated in accordance with Annex D as of the Rent Payment Date next preceding such Casualty Occurrence ("CALCULATION DATE"); and (y) all rental and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the Term of the Schedule for such unit shall terminate and (except in the case of the loss, theft or complete destruction of such unit) Lessor shall reconvey to Lessee Lessor's interest in such unit, and Lessee shall be entitled to recover possession of such unit..

         (b) With respect to any Leasehold Improvements which are damaged, destroyed or rendered unfit for use by any Casualty Occurrence, on the Payment Date, Lessee shall either, at the option of Lessee (provided that all of the following conditions are met):

                  (i) repair or rebuild such Leasehold Improvements (and replace any Equipment located thereon in accordance with Section V(f) hereof), subject to the terms and conditions hereinafter set forth; or

                  (ii) pay Lessor the sum of (x) the Stipulated Loss Value of all Leasehold Improvements on the applicable Schedule, calculated in accordance with Annex D as of the Calculation Date; and (y) all rental and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder,, the lease term of the Schedule for such Leasehold Improvements shall terminate, Lessor shall surrender any real estate license or lease or reassign any Ground Lease, as applicable, Lessor shall reconvey to Lessee Lessor's interest in such Leasehold Improvements, and Lessee shall be entitled to recover possession of such Leasehold Improvements.

         Lessee shall have the option of repairing or rebuilding damaged or destroyed Leasehold Improvements only if :

GC COMPANIES, INC.
EXHIBIT 10.14


                  (1) No default has occurred and is continuing hereunder,

                  (2) Such restoration or replacement is permitted by the terms of any applicable Ground Lease,

                  (3) Restoration or replacement of the damaged Leasehold Improvements will not result in any decrease in value or other impairment to the Leasehold Improvements, and

                  (4) The funds available for any restoration or replacement are sufficient to pay the costs of restoration or replacement of the damaged Leasehold Improvements.

         If Lessee chooses to repair or rebuild Leasehold Improvements, the proceeds of any casualty insurance covering such Leasehold Improvements may be applied to the restoration or replacement of the Leasehold Improvements if all of the following conditions are met to the satisfaction of the Lessor in its discretion:

                  (i) The proceeds, and, if deemed necessary by the Lessor, additional deposits made by the Lessee which may be necessary to restore the Leasehold Improvements to their condition immediately prior to the damage, shall be deposited in an escrow account to be held by the Lessor (which shall be interest-bearing if the amount on deposit is greater than $5,000; provided, however that Lessor shall not be obligated to obtain interest at the highest available rate and may obtain interest at a generally available rate payable on demand accounts).

                  (ii) The Lessee will proceed promptly to restore that part of the Leasehold Improvements so damaged to substantially the same condition as existed prior to such damage, with such changes, alterations, and modifications (including the substitution and addition of other property) as may be desired by the Lessor, permitted by the applicable Ground Lease, and approved by the Lessor in its reasonable discretion.

                  (iii) All work with be performed in accordance with all applicable laws and regulations and in accordance with plans and specifications approved by the Lessor in its reasonable discretion.

                  (iv) Lessee will cause withdrawals to be made from the escrow account to pay the costs of such restoration, as the work progresses, as certified by an inspecting architect acceptable to the Lessor in all respects, by submitting to the Lessor such requisitions and accompanying documents as the Lessor shall reasonably require.

                  (v) Lessee will promptly replace any lost or damaged Equipment in accordance with the provisions of Section V(f) above.

VIII.    LOSS OR DAMAGE:

         Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment and any Leasehold Improvements from the time the Equipment or Leasehold Improvements are shipped or delivered to Lessee.

GC COMPANIES, INC.
EXHIBIT 10.14

IX.      INSURANCE:

         Lessee agrees, at its own expense, (a) to keep all Equipment insured for such amounts as specified in Paragraph D of the applicable Schedule and against such hazards as Lessor may require, including, but not limited to, insurance for damage to or loss of such Equipment , with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee and (b) to keep all Leasehold Improvements insured (in amount at least equal to the greater of the replacement value of such Leasehold Improvements or the Stipulated Loss Value) against such hazards as the Lessor shall reasonably require, including, but not limited to loss or damage resulting from fire and other risks insured against by extended coverage, with a standard Mortgagee's endorsement in favor of the Lessor as its interests may appear, irrespective of any breach of warranty or act or omission of Lessee, (3) to maintain liability coverage against personal injuries, death or property damage, in the amount of at least $10,000,000, with the Lessor named as additional insured; (4) to maintain a flood insurance policy in an amount equal to the maximum limit of coverage available if the Leasehold Improvements are located in a special flood hazard area. Such policies shall have deductibles of not more than $250,000 per occurrence. All such policies shall be with companies, and on terms, reasonably satisfactory to Lessor. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints Lessor as Lessee's attorney-in-fact, to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies; provided, however, that Lessor shall not exercise such power of attorney unless a Default shall have occurred and be continuing. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Lessee will not make adjustments with insurers except (i) with respect to claims for damage to any unit of Equipment where the repair costs do not exceed ten (10%) of such unit's fair market value, or (ii) with Lessor's written consent. Said policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days written notice to Lessor. Subject to the provisions of section VII hereof, Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.

X.       RETURN OF EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

         (a) Upon any expiration or termination of this Agreement or any Schedule, unless Lessee shall have exercised its extension option pursuant to
Section XIX(d) hereof, or its renewal option pursuant to Section XIX(a) hereof, or its purchase option pursuant to Section XIX(c) hereof, and subject to all of the terms and conditions of Section XIX (b) hereof and Annex F to the applicable Schedule relating to the return of Lease Assets, Lessee shall promptly, at its own cost and expense, and as Lessor determines in its sole discretion: (i) perform any testing and repairs required to place the affected units of Equipment or Leasehold Improvements in the condition required by Section V(a) hereof; (ii) when deinstallation, disassembly or crating is required, cause any such units of Equipment to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lessor; (iii) return such units of Equipment, free and clear of all liens and encumbrances, to any location as Lessor shall direct within North America, (iv) assign the applicable Ground Lease, if any, (by outright

GC COMPANIES, INC.
EXHIBIT 10.14


assignment) to the Lessor, and (v) make available to Lessor or its nominee an option to lease any Real Estate owned in fee, pursuant to a lease in substantially the form of Exhibit 5 attached hereto, for a term equal to the term of the applicable Schedule, including all renewals, and, so long as no Default has occurred, for a fair market rental.. If the Lessee returns Lease Assets and Lessor is unable to sell, transfer, or otherwise dispose of such Lease Assets, Lessor shall have the option to abandon any Real Estate upon which such Lease Assets are constructed or maintained, and Lessee shall, upon demand by Lessor, repurchase such Lease Assets and such Real Estate for $1.00.

         (B) Until Lessee has fully complied with the requirements of Paragraph
(a) above, Lessee' Rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the Term. Lessor may terminate such continued leasehold interest upon ten (10) days' written notice to Lessee. In addition to these Rents, Lessor shall have all of its other rights and remedies available as a result of this nonperformance.

XI:      FINANCIAL COVENANTS:

         Throughout the term of this Agreement and any Schedule, Lessee covenants and agrees to comply with each and every one of the covenants set forth in Exhibit 6 attached hereto; provided however that from and after the release of the Guarantor, Lessee covenants and agrees to comply with the covenants set forth on Exhibit 7.

XII.     DEFAULT:

         (a) Lessor may in writing declare this Agreement in default ("DEFAULT") if: (1) Lessee breaches its obligation to pay Rent or any other sum when due and fails to cure the breach within ten (10) days; (2) Lessee breaches any of its insurance obligations under Section IX hereof; (3) Lessee defaults in any material respect under any Ground Lease; (4) Lessee breaches any of its obligations under Section XI hereof; (4) Lessee breaches any of its other obligations hereunder and such breach is not cured within thirty (30) days after written notice from Lessor; provided however that if such default cannot be cured within such 30-day period but such default is capable of being cured, and if Lessee is diligently proceeding to cure such default, Lessor shall give Lessee such additional period of time, not to exceed 60 days, as shall be reasonably necessary to cure such default; (5) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; (6) Lessee becomes insolvent or ceases to do business as a going concern; (7) any Equipment is used in such a manner as to subject such Equipment to the possibility of forfeiture; (8) a petition is filed by or against Lessee under any bankruptcy or insolvency laws; (9) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any person (such actions being referred to as an "Event"), unless not less than sixty (60) days prior to such Event: (x) such person is organized and existing under the laws of the United States or any state, and executes and delivers to Lessor an agreement containing an effective assumption by such person of the due and punctual performance of this Lease; and (y) Lessor is reasonably satisfied as to the creditworthiness of such person; (10) there occurs a default under any guaranty, Collateral Assignment of Lease, or other document executed in connection with this Agreement (after giving effect to any applicable grace or cure period); or
(11) Lessee shall be in default (after

GC COMPANIES, INC.
EXHIBIT 10.14

giving effect to any applicable grace or cure period) under any other material obligation for borrowed money, for the deferred purchase price of property or any lease agreement, where the amount of such obligation for borrowed money or deferred purchase price exceeds $250,000 or the amount of aggregate lease payments under any lease exceeds $1,000,000. Such declaration shall apply to all Schedules except as specifically excepted by Lessor.

         (b) After Default, unless such Default is cured or waived, Lessee shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment and Leasehold Improvements (calculated in accordance with Annex D as of the Rent Payment Date next preceding the declaration of default), and (ii) all Rents and other sums then due hereunder. If Lessee fails to pay the amounts specified in the preceding sentence, then, at the request of Lessor, Lessee shall comply with the provisions of Section X(a) hereof. Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment or Leasehold Improvements are located and take possession thereof. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise. Lessor may also exercise any and all available remedies under the Collateral Assignments of Leases, including, but not limited to selling, transferring or assigning the leasehold estate created by the Ground Leases. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment or Leasehold Improvements; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be paid to Lessee. Lessee shall pay any deficiency in clauses (1) and (2) forthwith.

         (c) In addition to the foregoing rights, after a Default, which Default is not cured or waived, Lessor may terminate the lease as to any or all of the Equipment or Leasehold Improvements..

         (d) After a Default, Lessor may require any Sublessee or other person in possession of any or all of the Lease Assets to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under any Sublease, provided, however, that Lessor shall not be liable for any amounts paid by a Sublessee to Lessee or for defaults by Lessee.

         (e) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee hereby agrees that where reasonable notice is required, ten (10) days shall be adequate and commercially reasonable notice of sale or other disposition. If permitted by law, Lessee shall pay reasonable attorney's fees actually incurred by Lessor in enforcing the provisions of this Lease and any ancillary documents. Waiver of any default shall not be a waiver of any other or subsequent default.

         (f) Any Default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

GC COMPANIES, INC.
EXHIBIT 10.14

XIII.    ASSIGNMENT:

         (a) (1) EXCEPT AS EXPRESSLY PROVIDED HEREIN, LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT, LEASEHOLD IMPROVEMENTS, OR LEASEHOLD INTERESTS CREATED BY THE GROUND LEASES, OR THE INTEREST OF LESSEE HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Notwithstanding the foregoing, Lessee may, subject to the following terms and conditions, without any consent of Lessor being required, sublease the Lease Assets to Subsidiaries (collectively referred to as "SUBLESSEE") pursuant to the terms and provisions hereof and pursuant to written subleases satisfying the conditions hereof, in substantially the form attached hereto as Exhibit 8 (each a "SUBLEASE", and collectively the "SUBLEASES"). Lessee promptly shall reimburse Lessor for all expenses incurred by Lessor in connection with any Sublease or with the enforcement of any Sublease. Lessee hereby acknowledges that it is now and continues to be obligated and bound by all of the provisions hereof, including but not limited to the provisions relating to the indemnity and the obligation to pay Rent, notwithstanding any delegation of duties or other term of the Sublease. Any such delegation shall be effective only as between Lessee and Sublessee. Lessee further acknowledges that it is not authorized to dispose of the Lease Assets (except as otherwise expressly provided herein and by sublease in accordance with the terms hereof). Lessee is not prohibited from terminating any Sublease at any time; provided, however, that notwithstanding any such termination of a Sublease, Lessee's use of the Lease Assets shall remain subject to the terms and conditions of this Agreement.

                  (2) Lessee agrees that at any time and from time to time, upon the written request of Lessor, Lessee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all further instruments and documents as Lessor reasonably may deem desirable to perfect its security interest in the Subleases. Lessee shall deliver to Lessor the original copies of the Subleases promptly upon execution thereof, and shall mark prominently all other copies of the Subleases "Not an Original".

         (b) Lessor may, without the consent of Lessee, assign this Agreement or any Schedule, or the right to enter into any Schedule. Lessee agrees that it will pay all Rent and other amounts payable under each Schedule to the Lessor named therein; provided, however, if Lessee receives written notice of an assignment from Lessor, Lessee will pay all Rent and other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor; provided, however, that Lessee shall not be required to make multiple payments to different assignees, and Lessee shall be entitled to continue to pay the Lessor, as agent, unless the Lessor's position as agent shall be transferred to a successor agent reasonably acceptable to Lessor. Each Schedule, incorporating by reference the terms and conditions of this Agreement, constitutes a separate instrument of lease, and the Lessor named therein or its assignee shall have all rights as "Lessor" thereunder separately exercisable by such named Lessor or assignee as the case may be, exclusively and independently of Lessor or any assignee with respect to other Schedules executed pursuant hereto. Without limiting the generality of the foregoing, the grant of security interest in
Section XVIII(b) hereof shall, as it relates to the Equipment and Leasehold Improvements leased under each Schedule (and to the proceeds and other collateral referred to in Section XVII(b)), be deemed to have been granted solely to the Lessor named therein, or to its assignee, as applicable and such Equipment and Leasehold Improvements (and other related collateral) shall not be deemed to collateralize Lessee's obligations under any of the Schedules to which such named Lessor or assignee, as the case may be, is not a party. Lessee further agrees to confirm in writing receipt of a notice of assignment as reasonably

GC COMPANIES, INC.

EXHIBIT 10.14

may be requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor or any other person for any reason whatsoever.

         (c) Lessee acknowledges that it has been advised that General Electric Capital Corporation is acting hereunder for itself and as agent for certain third parties (each being herein referred to as a "PARTICIPANT" and, collectively, as the "PARTICIPANTS"); that the interest of the Lessor in this Agreement, the Equipment Schedules, related instruments and documents and/or the Equipment may be conveyed to, in whole or in part, and may be used as security for financing obtained from, one or more third parties without the consent of Lessee (the "SYNDICATION"). Lessee also hereby recognizes and agrees that in connection with and prior to and after the Syndication, Lessor may disclose and furnish to any prospective or actual Participant, any and all reports, financial statements and other information obtained by Lessor at any time and from time to time in connection herewith, provided that such party agrees to the terms of a confidentiality letter in a form agreed to by Lessor and Lessee. Lessee shall fully cooperate with Lessor and any potential Participant or assignee in connection with any such sale or assignment and will execute and deliver such documents, instruments, opinions, consents and acceptances as shall be reasonably required by the Lessor or any Participant (including, without limitation, the appointment of the Lessor as agent for itself and all assignees); provided, however in no event shall Lessee be required to consent to any change that would adversely affect any of the economic terms of the transactions contemplated herein.

         (d) Subject always to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

XIV.     NET LEASE; NO SET-OFF, ETC.:

         This Agreement is a net lease. Lessee's obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict liability in tort or negligence of Lessor) of Lessee against Lessor under this Agreement or otherwise, which Lessee may only pursue in a separate proceeding against Lessor and not by abatement, reduction, or set-off. This Agreement shall not terminate and the obligations of Lessee shall not be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment or Leasehold Improvements from whatsoever cause. It is the intention of the parties that Rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

XV.      INDEMNIFICATION:

         (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, the Participants, their agents, employees, successors and assigns, from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and

GC COMPANIES, INC.
EXHIBIT 10.14

nature, in contract or tort, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, construction, acceptance or rejection of Equipment and the Leasehold Improvements, the ownership of Equipment and the Leasehold Improvements during the Term, and the delivery, lease, possession, maintenance, uses, condition, return or operation of the Equipment and Leasehold Improvements (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage), or (ii) the condition of Equipment or Leasehold Improvements sold or disposed of after use by Lessee, any sublessee or employees of Lessee, but not including losses, damages, penalties, injuries, claims, actions, or suits to the extent caused by Lessor's gross negligence or willful misconduct. . Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

         (b) Lessee shall defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents, from and against any Environmental Claim or Environmental Loss and, unless Lessee is then contesting in good faith such Environmental Claim or Environmental Loss and Lessee has set aside on its books appropriate reserves therefor, Lessee shall fully and promptly pay, perform and discharge any such Environmental Claim or Environmental Loss.

                  As used herein,

                  (1) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any Contaminant, odor or audible noise in violation of any Applicable Environmental Law, at, in, by, from or related to any Equipment or Leasehold Improvement or Leasehold Interest, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment , Leasehold Improvement, or Leasehold Interest, in violation of any Applicable Environmental Law, or (iii) the violation, or alleged violation, of any Environmental Law connected with any Equipment, Leasehold Improvement or Leasehold Interest except to the extent that any of the foregoing is caused by the gross negligence or willful misconduct of Lessor.

                  (2) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

                  (3) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances.

                  (4) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

GC COMPANIES, INC.
EXHIBIT 10.14

                  (5) "Environmental Emission" shall refer to any actual or threatened release, spill, omission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment or Leasehold Improvements, or the Real Estate , including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater, or property.

                  (6) "Environmental Law" shall mean any Federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq.), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq.), as these laws have been amended or supplemented, and any analogous foreign, Federal, state or local statutes, and the regulations promulgated pursuant thereto.

                  (7) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

                  (8) "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

         (c) All of Lessor's rights, privileges and indemnities contained in this Section shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

XVI.     DISCLAIMER:

         LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT, THE LEASEHOLD IMPROVEMENTS, AND THE REAL ESTATE UPON WHICH THE LEASEHOLD IMPROVEMENTS ARE CONSTRUCTED, WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT OR LEASEHOLD IMPROVEMENTS LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP,

GC COMPANIES, INC.
EXHIBIT 10.14


MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment or Leasehold Improvements, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or Leasehold Improvements or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment or Leasehold Improvements. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the term of this Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment or Leasehold Improvements.

XVII.    REPRESENTATIONS AND WARRANTIES OF LESSEE:

         Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each Schedule:

         (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "DOCUMENTS") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

         (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws.

         (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

         (d) The entry into and performance by Lessee of the Documents will not:
(i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's articles of incorporation, charter or by-laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

         (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

         (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property. Any Leasehold Improvements which do not constitute personal property shall be

GC COMPANIES, INC.
EXHIBIT 10.14


affixed only to Real Estate which, in the case of land owned by Lessee in fee, shall be available to Lessor under a mutually agreeable license or real estate lease, and which in the case of land leased to the Lessee pursuant to Ground Leases, such Ground Leases shall have been duly and validly assigned to the Lessor.

         (g) Each financial statement delivered to Lessor has been prepared in accordance with GAAP, and since the date of the most recent such financial statement, there has been no material adverse change.

         (h) Lessee is duly incorporated and will be at all times validly existing and in good standing under the laws of the state of its incorporation (specified in the first sentence of this Agreement).

         (i) The Equipment and Leasehold Improvements will at all times be used for commercial or business purposes.

XVIII.   OWNERSHIP FOR TAX PURPOSES; GRANT OF SECURITY INTEREST; USURY SAVINGS:

         (a) For income tax purposes, Lessor will treat Lessee as the owner of the Equipment and Leasehold Improvements. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the Equipment and Leasehold Improvements on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and not claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery and without out-of-pocket costs to Lessee. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment or Leasehold Improvements.

         (b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding under and with respect to the Schedules, and the performance and observance by Lessee of all the agreements, covenants and provisions thereof (including, without limitation, all of the agreements, covenants and provisions of the Lease that are incorporated therein):

                  (1) Lessee hereby grants to Lessor a first priority security interest in the Equipment and Leasehold Improvements leased under the Schedules, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the Supplier of the Equipment or Leasehold Improvements and any and all substitutions, replacements or exchanges therefor, in each such case in which Lessee shall from time to time acquire an interest, and any and all insurance and/or other proceeds (but without power of sale) of the property in and against which a security interest is granted hereunder; and

                  (2) Lessee hereby grants to Lessor a first priority security interest in, and assigns, sets over, and transfers to Lessor, its successors and assigns, all (except as otherwise provided herein) of its right, title and interest in and to (i) the Subleases and all extensions and renewals thereof,
(ii) all rentals and other sums due, now or hereafter, under the Subleases

GC COMPANIES, INC.
EXHIBIT 10.14


(including, without limitation, all amounts paid pursuant to the exercise by Sublessee of any option contained in the Sublease), (iii) any and all proceeds of any insurance required under the Subleases, except proceeds used to purchase a Replacement Item or to substitute Real Estate pursuant to the terms hereof, or to restore or replace Lease Assets pursuant to the terms hereof, and (iv) all products and proceeds of the foregoing; provided, however, that Lessor shall not exercise its rights hereunder unless and until a Default or event which, with notice and the lapse of time or both, would constitute a Default hereunder has occurred and is continuing. Notwithstanding the foregoing assignment, Lessee shall cause Sublessee to pay Lessee all rentals and other sums payable under the Subleases until Lessor delivers to Lessee notice of a Default hereunder. Upon giving such notice to Lessee, Lessor may notify Sublessee (or, if requested by Lessor, Lessee shall notify Sublessee) to pay directly to Lessor all rentals and other sums payable and to become payable under the Subleases. Upon Sublessee's receipt of such notice, Lessee hereby authorizes and directs Sublessee to pay Lessor all rentals and other sums payable and to become payable under the Subleases; provided however, that so long as no Default or event which, with the giving of notice or the lapse of time (or both), would become a Default has then occurred, Lessor shall retain only such of the rentals herein assigned as are required from time to time to discharge Lessee's obligations hereunder and shall remit any excess to Lessee. If any remittance is received by Lessee relating to such Subleases after a Default, such remittances immediately will be delivered to Lessor bearing the endorsement "Pay to the order of General Electric Capital Corporation, for Itself and as Agent for Certain Participants." If the remittance is in a form which precludes an endorsement, Lessee shall, after a Default, hold all such funds in trust for Lessor and immediately pay the amount of the remittance to Lessor. Lessee hereby appoints Lessor its attorney-in-fact to negotiate any remittance which is received by Lessor from Sublessee after a Default and made payable to Lessee. Notwithstanding the foregoing, if after a Default Lessee receives the proceeds of any insurance maintained by a Sublessee as a result of a casualty suffered by subleased Equipment, Lessee immediately will remit such insurance proceeds to Lessor; and

                  (3) to the extent the Equipment and Leasehold Improvements may constitute or be deemed to be Lessee's inventory (the "INVENTORY"), Lessee hereby grants to Lessor a security interest in such Inventory, which shall mean all Equipment and Leasehold Improvements offered or furnished under any contract of service or intended for sale or lease, any and all additions, attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, any and all leases, subleases, rentals, accounts and contracts with respect to the Equipment and Leasehold Improvements which may now exist or hereafter arise, together with all rights thereunder and all rental and other payments and purchase options due and to become due thereunder, any and all sales proceeds payable for such property, all insurance, bonds and/or other proceeds of the property and all returned or repossessed Equipment and Leasehold Improvements now or at any time or times hereafter in the possession or under the control of Lessee or Lessor; and

                  (4) Lessee also grants to Lessor a security interest in all accounts receivable now owned by Lessee or hereafter acquired or owned by Lessee that might arise or result from any lease or other disposition of any of the Lease Assets or the Inventory, including, but not limited to, the Sublease or any right of Lessee to payment for Lease Assets sold or leased or for services rendered whether or not evidenced by an instrument or chattel paper, and whether or not such right has been earned by performance (the "SUBLEASE ACCOUNTS RECEIVABLE").

GC COMPANIES, INC.
EXHIBIT 10.14


         (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or the Lease, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or the Lease, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or the Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (4) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or the Lease which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America (but not in excess of the interest rate contemplated hereunder).

XIX      END OF LEASE OPTIONS

         Provided that Lessee is not then in default under this Agreement or any other agreement between Lessor and Lessee (after giving effect to any applicable grace or cure periods), Lessee shall have the option, upon the expiration of the Term of each Schedule, to return, or to purchase, or to renew, or to extend the Term of any Schedule under this Agreement with respect to, all (but not less than all) of the Lease Assets leased under all Schedules (designated as Series A as to Equipment (the "SERIES A SCHEDULES") and designated as Series B as to Leasehold Improvements (the "SERIES B SCHEDULES")), in each case which were executed hereunder during each 12-month period (each a "LEASE YEAR") from the date of this Agreement (a "SPECIFIC SERIES OF SCHEDULES") upon the following terms and conditions.

                  (a) Renewal. So long as Lessee shall not have exercised its option to return the Equipment or its purchase option pursuant to this Section , Lessee shall have the option, upon the expiration of the Basic Term and of each Renewal Term (but in all events subject to the Series A Maximum Lease Term and the Series B Maximum Lease Term, as hereinafter specified) of the first Schedule of a Specific Series of Schedules to be executed under this Agreement, to renew the Term of this Agreement with respect to all, but not less than all, of the Equipment or Leasehold

GC COMPANIES, INC.

EXHIBIT 10.14


Improvements leased under all of such Specific Series of Schedules for the Renewal Term at the Renewal Term Rent. Including all Renewal Terms, the maximum term of each Series A Schedule to be executed under this Agreement shall be seven (7) years (the Initial Term plus three (3) Renewal Terms) (the "SERIES A MAXIMUM LEASE TERM"), and the maximum term of each Series B Schedule to be executed under this Agreement shall be twenty (20) years (the Initial Term plus fourteen (14) Renewal Terms) (the "SERIES B MAXIMUM LEASE TERM"). Lessee's right to exercise the renewal option set forth herein with respect to the Series B Schedules on the seventh, tenth and fifteenth anniversary of the Basic Term Commencement Date with respect to each such Schedule, shall be conditioned upon the prior written consent of Lessor (which consent shall be determined based on a complete credit review with respect to Lessee and is further subject to compliance by Lessee with the financial covenants set forth herein).

                  (b) Return. So long as Lessee shall not have exercised its extension option or its option to renew this Agreement or its purchase option pursuant to this Section , and provided that Lessee has given Lessor not less than twenty-four (24) months' irrevocable advance written notice of Lessee's intent to return the Lease Assets, (the date of such notice being hereinafter called the "Notice Date"), then upon the expiration of the Term of each Schedule, Lessee shall return all (but not less than all) of the Lease Assets described on such Schedules, to Lessor upon the following terms and conditions:
Lessee shall (i) pay to Lessor on the last day of the Term of this Agreement with respect to each individual Schedule, in addition to the scheduled Rent then due on such date and all other sums then due hereunder, a terminal rental adjustment amount equal to the Fixed Purchase Price (as hereinafter defined) of such Lease Assets, plus the Make Whole Amount (as hereinafter defined), if any (provided, however, that Lessee shall not be required to pay a Make-Whole Amount in connection with the return of Equipment at the end of the Series A Maximum Lease Term, and (ii) return the Equipment or Leasehold Improvements to Lessor in accordance with Section X (including subsection (b) of Section X) hereof, (iii) assign the Ground Leases to the Lessor or its assignee, and (iv) from the Notice Date through the earlier of (A) the date which is thirty days after the date the Lease Assets are sold or leased to a third party, or (B) the expiration of the Maximum Lease Term in the case of Leasehold Improvements, or the expiration of any the Maximum Lease Term and any available Extension Term in the case of Equipment, Lessee shall (1) continue to comply with all of the terms and conditions of this Agreement and the applicable Schedules, including, but not limited to the obligation to pay Rent, and (2) make the Lease Assets available to Lessor in such a manner as to allow Lessor to market and demonstrate the Lease Assets to potential purchasers or lessees from Lessee's premises at no cost to Lessor; provided, however, that subject to Lessor's right to market and demonstrate the Lease Assets to potential purchasers or lessees from time to time, Lessee may continue to use the Lease Assets. Thereafter, upon return of all of the Equipment or Leasehold Improvements described on a Specific Series of Schedules executed hereunder, Lessor and Lessee shall arrange for the commercially reasonable sale, scrap or other disposition of the Equipment , Leasehold Improvements and, the assignment of the Lessee's rights under the Ground Lease (and Lessee shall be responsible for all costs, expenses and fees, including storage, reasonable and necessary maintenance and other remarketing fees incurred in connection with such sale, scrap or disposition of the Equipment or Leasehold Improvements, and interests under the Ground Lease). Upon satisfaction of the conditions specified in this Paragraph (c), Lessor will transfer, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever, all of Lessor's interest in and to such Equipment and Leasehold Improvements and the related Collateral Assignment of Lease. Lessor shall not be required to make and may specifically disclaim any representation or warranty as the condition of such Equipment or Leasehold Improvements and other matters (except that

GC COMPANIES, INC.

EXHIBIT 10.14

Lessor shall warrant that it has conveyed whatever interest it received in the Equipment and Leasehold Improvements free and clear of any liens or encumbrances created by, through or under Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment and Leasehold Improvements . Upon the sale, scrap or other disposition of the Equipment or Leasehold Improvements, the net sales proceeds with respect to the Equipment or Leasehold Improvements sold will be paid to, and held and applied by, Lessor as follows: Lessor shall promptly thereafter pay to Lessee an amount equal to the Residual Risk Amount (as specified in the Schedule) of the Equipment and Leasehold Improvements (less all reasonable costs, expenses and fees, including storage, reasonable and necessary maintenance and other remarketing fees incurred in connection with the sale, scrap, or disposition of such Equipment or Leasehold Improvements ) plus all net proceeds, if any, of such sale in excess of the Residual Risk Amount of the Equipment or Leasehold Improvements and applicable taxes, if any. As used herein, the term "Fixed Purchase Price" means the amount determined by multiplying the aggregate amount funded for such Lease Assets by the percentage shown in the column titled "Fixed Purchase Price" on the applicable Schedule;

                  (c) Purchase. So long as Lessee shall not have exercised its extension option or its option to renew this Agreement pursuant to this Section, Lessee shall have the option, upon the expiration of the Term of each Schedule, to purchase all (but not less than all) of the Equipment and the Lessor's interest in the Leasehold Improvements described on a Specific Series of Schedules executed hereunder upon the following terms and conditions: If Lessee desires to exercise this option with respect to Equipment or Leasehold Improvements, Lessee shall pay to Lessor on the last day of the Term with respect to each such individual Schedule, in addition to the scheduled Rent (if any) then due on such date and all other sums then due hereunder, in cash the purchase price for the Equipment or Leasehold Improvements so purchased, determined as hereinafter provided. The purchase price of the Equipment or Leasehold Improvements shall be an amount equal to the Fixed Purchase Price of such Equipment or Leasehold Improvements (as specified on the Schedule), plus the Make Whole Amount, if any, plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessee to Lessor that Lessee intended to return any such items of Equipment or Leasehold Improvements . Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever, all of Lessor's interest in and to the Equipment and Leasehold Improvements and release the applicable Collateral Assignment of Lease. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment or Leasehold Improvements and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment or Leasehold Improvements free and clear of any lien or encumbrance created by, through or under Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment or Leasehold Improvements.

                  (d) Extension. So long as Lessee shall not have exercised its option to return the Equipment or its purchase option pursuant to this Section , and provided that Lessee shall have exercised its option to renew this Agreement pursuant to this Section with respect to all applicable available Renewal Terms, Lessee shall have the option, upon the expiration of all applicable available Renewal Terms, to extend the Term of this Agreement with respect to all, but not less

GC COMPANIES, INC.
EXHIBIT 10.14


than all, of the Equipment described on a Specific Series of Schedules for an additional term of twelve (12) months (the "EXTENSION TERM") at a monthly rental to be paid in arrears on the same day of each month on which the prior Renewal Term Rent installment was paid, and calculated as the product of (i) the Capitalized Lessor's Cost, times (ii) a lease rate factor calculated by Lessor, which when so multiplied times the Capitalized Lessor's Cost, will result in a product that is equal to the amount necessary to fully repay to Lessor any unpaid balance of the Capitalized Lessor's Cost (determined as of the date on which the last available Renewal Term expired), together with interest thereon at a rate per annum equal to the Extension Rate (as hereinafter defined), payable in twelve (12) equal monthly installments. As used herein, the "EXTENSION RATE" shall mean for Equipment schedules, 210 basis points over the then-current 1-year Treasury Note yield; provided, however, if the transaction receives an NAIC rating of 3 or higher, such rate shall be equal to 500 basis points over the one-year Treasury Note yield. At the end of the Extension Term, provided that Lessee is not then in default under this Agreement or any other agreement between Lessor and Lessee, Lessee shall purchase all, and not less than all, of such Equipment for the amount of $1.00, plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessee to Lessor that Lessee intended to return any such items of Equipment. Upon satisfaction of the conditions specified in this Paragraph (a), Lessor will transfer, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever ("AS IS BASIS"), all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any lien or encumbrance created by, through or under Lessor).

                  (e) Notice of Election. Lessee shall give Lessor written notice of its election of the options specified in this Section not less than one hundred eighty (180) days nor more than three hundred sixty-five (365) days before the expiration of the Basic Term or any Renewal Term of the first of each Specific Set of Schedules to be executed under this Agreement; provided, however, that if Lessee elects to return Lease Assets, such election must be made not less than two (2) years prior to the expiration of the Basic Term or the Renewal Term of the first Schedule executed in any Lease Year. Such election shall be effective with respect to all Equipment and Leasehold Improvements described on all Schedules executed hereunder during any Lease Year.. If Lessee fails timely to provide such notice, without further action Lessee automatically shall be deemed to have elected (1) to renew the Term of this Agreement pursuant to Paragraph (b) of this Section if a Renewal Term is then available hereunder, or (2) to purchase the Equipment or Leasehold Improvements pursuant to Paragraph
(d) of this Section if a Renewal Term is not then available hereunder or, if applicable Lessor does not consent to such renewal.

XX.      MISCELLANEOUS:

         (a) LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes

GC COMPANIES, INC.
EXHIBIT 10.14


that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         (b) Any cancellation or termination by Lessor, pursuant to the provision of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment or Leasehold Improvements hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

         (c) All Equipment shall at all times remain personal property of Lessee regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof. No Leasehold improvements shall by affixed to any real property other than Real Estate which has been leased to the Lessee pursuant to a Ground Lease which has been duly assigned to the Lessor.

         (d) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith.

         (e) Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor.

         (f) All notices required to be given hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated above or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

         (g) This Agreement, the Commitment Letter, and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event of any conflict between the terms of the Commitment Letter and this Agreement, the provisions of this Agreement shall govern and control.

         (h) The representations, warranties and covenants of Lessee herein shall be deemed to survive the closing hereunder. Lessor's obligations to acquire and lease specific items of Equipment and Leasehold Improvements shall be conditioned upon Lessee providing to Lessor such information with respect to Lessee's financial condition as Lessor may require, and Lessor being satisfied that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. The obligations of Lessee under Sections III, X, XIV and XX(l)

GC COMPANIES, INC.
EXHIBIT 10.14

which accrue during the term of this Agreement and obligations which by their express terms survive the termination of this Agreement, shall survive the termination of this Agreement.

         (i) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance (together with interest thereon at the rate specified in Paragraph (j) of this Section ) shall constitute additional Rent due to Lessor within five (5) days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

         (j) Any Rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of 300 basis points above the Assumed Interest Rate (as defined in the applicable Schedule) or the maximum rate allowed by law.

         (k) Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

         (l) Lessee agrees to pay on demand all reasonable costs and expenses incurred by Lessor in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lessor, and all costs and expenses, if any, in connection with the enforcement of any of the Documents. In addition, Lessee shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Documents and the other documents to be delivered under the Documents, and agrees to save Lessor harmless from and against any and all liabilities with respect to or resulting from any delay attributed to Lessee in paying or failing to pay such taxes and fees.

XXI: CHOICE OF LAW; JURISDICTION: THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in the United States District Court for the Southern District of New York.

XXII: CHATTEL PAPER: To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Lease and incorporating the Lease by reference; and no security interest in this Lease and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

GC COMPANIES, INC.
EXHIBIT 10.14

XXIII:   EARLY TERMINATION:

         (a) On or after the First Termination Date, Lessee may, so long as no Default exists hereunder, terminate this Agreement as to all (but not less than all) of the Lease Assets described on all Schedules executed hereunder, as of a Rent Payment Date ("TERMINATION DATE") upon at least ninety (90) days' prior written irrevocable notice to Lessor. In such notice, Lessee shall specify whether Lessee elects to purchase the Equipment and Leasehold Improvements pursuant to Paragraph (b) hereof, or to cause the Equipment or Leasehold Improvements to be sold to a third party pursuant to Paragraph (a) hereof.

                  (i) If Lessee elects to cause the Equipment and Leasehold Improvements to be sold to a third party, Lessee shall, and Lessor may, solicit cash bids for the Equipment and Leasehold Improvements on an AS IS BASIS. Prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor the sum of (A) the Fixed Purchased Price, calculated as of the Termination Date, for the Equipment and Leasehold Improvements , plus (B) all rent and other sums due and unpaid as of the Termination Date, plus (C) the Make Whole Amount, if any. Provided that all amounts due hereunder have been paid on the Termination Date, Lessor and Lessee shall sell the Equipment and Leasehold Improvements on an AS IS BASIS for cash to the highest bidder and refund to Lessee the proceeds of such sale (net of any related expenses) up to the amount of the Fixed Purchase Price plus the Make-Whole Amount to Lessee to the extent such Fixed Purchase Price and Make Whole Amount have been paid by Lessee to Lessor. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and Leasehold Improvements and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Equipment free and clear of any lien or encumbrance created by, through or under Lessor). If such sale is not consummated, no termination shall occur and Lessor shall refund the Fixed Purchase Price (less any expenses incurred by Lessor) to Lessee. Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date, Lessee shall (1) return the Equipment and Leasehold Improvements (in accordance with Section X), and (2) pay to Lessor all amounts required under Paragraph (ii) less the amount of the highest bid certified by Lessee to Lessor or obtained by Lessor.

                  (ii) If Lessee elects to purchase the Equipment and Leasehold Improvements , on the Termination Date, Lessee shall pay to Lessor in cash the purchase price for the Equipment and Leasehold Improvements determined as hereinafter provided. The purchase price of the Equipment and Leasehold Improvements shall be an amount equal to the sum of (A) the Fixed Purchase Price (calculated as of the Termination Date) for the Equipment and Leasehold Improvements , plus (B) all taxes and charges upon sale, plus (C) all Rent and other sums due and unpaid as of the Termination Date, plus (D) the Make Whole Amount, if any. Upon satisfaction of the conditions specified in this Paragraph
(b), Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Equipment and Leasehold Improvements. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and Leasehold Improvements and other matters. Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment and Leasehold Improvements .

          (b) For purposes hereof, "MAKE WHOLE AMOUNT" shall mean that amount equal to the excess, if any, of (i) the aggregate present value as of the Termination Date of the sum of (A) the remaining scheduled Rent payments, plus
(B) the full amount of the Fixed Purchase Price that but

GC COMPANIES, INC.
EXHIBIT 10.14



for exercise of the option contained in this Section would be payable on the last Rent Payment Date during the Basic Term, discounted to the date of payment at the Reinvestment Rate, over (ii) the aggregate present value as of the Termination Date of the sum of (A) the remaining scheduled Rent payments, plus
(B) the full amount of the Fixed Purchase Price that but for exercise of the option contained in this Section would be payable on the last Rent Payment Date during the Basic Term, discounted to the date of payment at the Assumed Interest Rate (specified in the applicable Schedule); provided, however, that if the Reinvestment Rate is equal to or higher than the Assumed Interest Rate, the Make Whole Amount shall be zero. For purposes hereof, "REINVESTMENT RATE" shall mean the sum of (i) the Applicable Treasury Yield plus (ii) fifty (50 ) basis points; provided, however, that in the event that Lessor elects (in accordance with Section XIX(a) hereof) not to permit the exercise of Lessee's renewal option, at a time when (a) Lessee has an NAIC rating of 2 or better, and (b) there has been no material deterioration in the creditworthiness of Lessee since the date of the initial findings, the "Reinvestment Rate" used for the purpose of calculating the Make Whole Amount shall be equal to (a) the Applicable Treasury Yield plus ninety-five (95) basis points for equipment, and (b) the Applicable Treasury Yield plus one hundred fifty-five (155) basis points for Leasehold Improvements. The term "APPLICABLE TREASURY YIELD" at any time shall mean the yield to maturity of United States Treasury Notes with a maturity equal to the remaining average life of the Series A Maximum Lease Term or Series B Maximum Lease Term, as applicable, as published in The Wall Street Journal three (3) Business Days prior to the Termination Date. If no maturity exactly corresponds to such remaining term, the Applicable Treasury Yield shall be interpolated on a straight-line basis, utilizing the yields for the two maturities which most closely correspond to the requisite maturity.

         (c) In addition to the rights set forth in subsection (a) above, if Lessee desires to close a theater at a particular Lease Assets Location, then Lessee may, with the prior written consent of Lessor, which consent shall not be unreasonably withheld, upon not less than ninety (90) days' advance written notice, elect to terminate the Term of this Agreement as to all (but not less than all) of the Lease Assets (both Leasehold Improvements and Equipment) on all Schedules pertaining to such Lease Assets Location, and purchase such Lease Assets from Lessor. Lessee shall pay Lessor on the date of the termination of such Schedules, in cash, a purchase price equal to, the Stipulated Loss Value of the Equipment and Leasehold Improvements (calculated in accordance with Annex D to the applicable Schedule(s) as of the Rent Payment Date next preceding the date of such termination), and (ii) all Rents and other sums then due hereunder. Upon compliance by Lessee with the provisions hereof, Lessor will transfer to Lessee, on an AS IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever, all of Lessor's interest in and to purchased Lease Assets. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the purchased Lease Assets and any other matters (except that Lessor shall warrant that it conveyed whatever interest it received in such purchased Lease Assets free and clear of any lien or encumbrance created by or through Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code statements of termination, releases of Collateral Assignments of Leases, releases of Mortgages, and other documents and instruments, as reasonably may be required in order to terminate any interest of Lessor in and to such purchased Lease Assets.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

GC COMPANIES, INC.
EXHIBIT 10.14

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Master Lease Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                          LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION,            GENERAL CINEMA THEATRES, INC.
FOR ITSELF AND AS AGENT FOR CERTAIN
PARTICIPANTS

By:                                              By:
Name:                                            Name:
Title:                                           Title:

GC COMPANIES, INC.
EXHIBIT 10.14

                FINANCIAL COVENANTS PRIOR TO RELEASE OF GUARANTOR

General Cinema Theatres, Inc. and its subsidiaries on a consolidated basis will achieve and maintain the following covenants:

FIXED CHARGE COVERAGE RATIO of not less than 1.35:1, measured at the end of each of the Lessee's fiscal quarters (the "Measurement Date").

The measurement period ("Measurement Period") will be for the four fiscal quarters ending on the Measurement Date.

Fixed Charge Coverage Ratio to be defined as Lessee's earnings before interest expense, income taxes, non-operating expense and income, depreciation and amortization expense, and lease expense divided by the sum of all debt service (principal and interest) and lease expense during the Measurement Period.

MINIMUM TANGIBLE NET WORTH of not less than $100,000,000 as of and at any time subsequent to the closing.

Tangible Net Worth shall mean as of any particular date, the difference between;
(a) Guarantor's total assets as they would normally be shown on the balance sheet less Guarantor's intangible assets, including, but not limited to, all values attributable to goodwill, patents, copyrights, trademarks, and licenses; and (b) Guarantor's total liabilities as they would usually be shown on such balance sheet, including as liabilities all guarantees of the indebtedness of affiliates or any other Person.

MAXIMUM TOTAL INDEBTEDNESS TO TANGIBLE NET WORTH OF NOT GREATER THAN THE
FOLLOWING:

                Fiscal       Fiscal      Fiscal       Fiscal      Fiscal       Fiscal 2001 and
                 1996         1997        1998         1999        2000           Thereafter
              -----------  ----------- -----------  ----------- ----------- ----------------------
                 6.0x         7.5x        8.0x         8.5x        8.5x              8.5x
              -----------  ----------- -----------  ----------- ----------- ----------------------

Total Indebtedness to include the sum of all liabilities including deferred income taxes, all assigned leases and all operating lease payments (present valued at a rate of 12% per annum over their respective lives).

GC COMPANIES, INC.
EXHIBIT 10.14

                 FINANCIAL COVENANTS AFTER RELEASE OF GUARANTOR

Financial covenants related to the release of the Guaranty of GC Companies, Inc.

General Cinema Theatres, Inc. and its subsidiaries on a consolidated basis will achieve and maintain the following covenants:

FIXED CHARGE COVERAGE RATIO of not less than 1.40:1, measured at the end of each of the Lessee's fiscal quarters (the "Measurement Date").

The measurement period ("Measurement Period") will be for the four fiscal quarters ending on the Measurement Date.

Fixed Charge Coverage Ratio to be defined as Lessee's earnings before interest expense, income taxes, non-operating expense and income, depreciation and amortization expense, and lease expense divided by the sum of all debt service (principal and interest) and lease expense during the Measurement Period.

MINIMUM TANGIBLE NET WORTH of not less than $100,000,000 as of and at any time subsequent to the closing.

Tangible Net Worth shall mean as of any particular date, the difference between;
(a) Lessee's total assets as they would normally be shown on the balance sheet less Lessee's intangible assets, including, but not limited to, all values attributable to goodwill, patents, copyrights, trademarks, and licenses; and (b) Lessee's total liabilities as they would usually be shown on such balance sheet, including as liabilities all guarantees of the indebtedness of affiliates or any other Person.

MAXIMUM TOTAL INDEBTEDNESS TO TANGIBLE NET WORTH OF NOT GREATER THAN THE
FOLLOWING:

                           Fiscal 1996 and thereafter
                    ---------------------------------------
                                      6.0x
                    ---------------------------------------

Total Indebtedness to include the sum of all liabilities including deferred income taxes, all assigned leases and all operating lease payments (present valued at a rate of 12% per annum over their respective lives).